Exhibit 99.1

PRESS RELEASE

CONTACT CHRIS HEADLY

(540) 349-0218

chris.headly@tfb.bank

FAUQUIER BANKSHARES, INC. ANNOUNCES Third QUARTER 2020 RESULTS

WARRENTON, VA., October 19, 2020 - Fauquier Bankshares, Inc. (the “Company”) (NASDAQ: FBSS), parent company of The Fauquier Bank (the “Bank”), reported net income of $1.5 million, or $0.41 per diluted share for the third quarter, compared with $1.6 million, or $0.42 per diluted share for the prior quarter and $2.1 million or $0.54 per diluted share for the third quarter of 2019.  For the nine months ended September 30, 2020, net income was $4.5 million, or $1.19 per diluted share compared with $5.2 million, or $1.38 per diluted share for the nine months ended September 30, 2019.

“On October 1, 2020 we announced a definitive agreement to combine in a strategic merger of equals with Virginia National Bankshares Corporation (OTCQX: VABK)”, said Marc Bogan, President and CEO. “The enhanced scale and complementary business lines resulting from this transaction provides the best opportunity for both banks to better serve our major constituencies: our clients, our employees, our shareholders and our communities. We are committed to using the best practices of both companies to increase our market share across Virginia.”  Mr. Bogan continued by saying, “While COVID-19 continues to impact our operations and earnings, our financial results were better than expected considering the continued increases to our loan loss provision.  Compression in our net interest margin continues as a result of the current economic and interest rate environments, however, core loan and deposit growth for the quarter was strong.  2020 has presented its challenges for the banking industry, but we are excited by the opportunities that are ahead and we look forward to serving the banking and financial needs of our clients and communities in our new combined organization.”

Third Quarter and Year to Date Highlights

•

Net income of $1.5 million for the third quarter, a decrease of 1.96% and 24.61% when compared to the prior quarter and third quarter of 2019, respectively.  Year to date net income of $4.5 million, a decrease of 13.85% compared to the first nine months of 2019;

•

Net interest margin of 3.22% for the third quarter, a decrease of 27 basis points and 51 basis points when compared to the prior quarter and third quarter of 2019, respectively.  Year to date net interest margin of 3.48%, a decrease of 30 basis points compared to the first nine months of 2019;

•	Total loans of $638.1 million, an increase of 2.47% and 17.04% when compared to June 30, 2020 and September 30, 2019, respectively;
•	Allowance for loan losses increased to $6.7 million, compared to $6.4 million as of June 30, 2020 and $5.4 million as of September 30, 2019;
•

Provision for loan losses of $345,000 for the third quarter compared to $911,000 for the prior quarter.  There was no provision for loan losses recorded for the third quarter of 2019.  Year to date provision for loan losses increased to $1.6 million compared to $255,000 for the first nine months of 2019;

•	Deposits of $739.8 million, an increase of 4.82% and 20.49% compared to June 30, 2020 and September 30, 2019, respectively;
•	Regulatory capital remains strong with ratios exceeding the well capitalized thresholds in all categories.

During the second quarter of 2020, as part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Bank originated 543 Paycheck Protection Program (“PPP”) loans, totaling $52.8 million.  The average loan size of these loans was $97,200, representing a loan yield of 3.38% and a weighted average fee of 4.0%.  Due to the ongoing development of the loan forgiveness process and the lack of operational guidance received, as of September 30, 2020, the Bank did not extend loan forgiveness to any borrower who obtained a PPP loan.  In addition, the CARES Act along with interagency guidance provided financial institutions the option to temporarily suspend certain accounting requirements related to troubled debt restructurings (“TDR”) with respect to short-term loan modifications, including the deferral of scheduled payments.  As of June 30, 2020, 194 loans, totaling $92.8 million in principal loan balances, were granted a 90-day deferment of scheduled payments.  As of September 30, 2020, 97% of these deferments have ended and have returned to their normal payment schedules, while subsequent deferments totaling $4.0 million have been granted to 6 borrowers, consisting of 1 commercial real estate loan, 2 commercial and industrial loans, and 3 residential real estate loans.  These additional deferrals were not considered TDRs under current regulatory and accounting guidance.

For the quarter ended September 30, 2020, the Company’s return on average equity (“ROE”) and return on average assets (“ROA”) were 8.58% and 0.74%, respectively, compared to 9.02% and 0.80% for the prior quarter, respectively, and 12.46% and 1.14%, for the third quarter of 2019, respectively.  For the nine months ended September 30, 2020, ROE and ROA were 8.60% and 0.77%, respectively, compared to 11.10% and 1.00%, respectively, for the nine months ended September 30, 2019.

Total assets were $840.3 million on September 30, 2020 compared to $825.6 million on June 30, 2020 and $726.3 million on September 30, 2019.  Total loans were $638.1 million compared to $622.7 million on June 30, 2020 and $545.2 million on September 30, 2019.  Total deposits were $739.8 million on September 30, 2020 compared to $705.8 million for the prior quarter and $614.0 million on September 30, 2019.  Low cost transaction deposits (demand and interest checking accounts) were $432.3 million on September 30, 2020 compared to $431.8 million for the prior quarter and $354.5 million on September 30, 2019.

Net interest margin was 3.22% for the third quarter of 2020 compared to 3.49% for the prior quarter and 3.73% for the third quarter of 2019.  Net interest income was $6.3 million for the third quarter of 2020 compared to $6.4 million for the prior quarter and $6.2 million for the third quarter of 2019.  Net interest margin for the nine months ended September 30, 2020 and 2019 was 3.48% and 3.78%, respectively.  Net interest income for the nine months ended September 30, 2020 and 2019 was $18.9 million and $18.4 million, respectively.  While interest income has been significantly impacted by the lower interest rate environment, interest income has benefited from the PPP loans and related fees.  These loans contributed approximately $330,000 and $500,000 to interest income for the third quarter and first nine months of 2020, respectively.  The interest rate environment also contributed to the decrease in interest expense during the third quarter, resulting in a 6 basis point and 44 basis point decline in the cost of funds when compared to the prior quarter and third quarter of 2019, respectively.  Cost of funds for the nine months ended September 30, 2020 and 2019 was 0.39% and 0.73%, respectively.

The Company’s allowance for loan loss methodology determines the level of loan provision at the end of each quarter.  Based on loan portfolio growth, net charge-off history, asset quality indicators, impaired loans and other qualitative factors, there was $345,000 in provision for loan losses for the third quarter compared to $911,000 for the prior quarter.  There was no provision for loan losses recorded for the third quarter of 2019.  The provision for loan losses for the nine months ended September 30, 2020 and 2019 was $1.6 million and $255,000, respectively.  The allowance for loan losses increased to $6.7 million or 1.05% of total loans on September 30, 2020 compared with $6.4 million or 1.03% of total loans for the prior quarter and $5.4 million or 0.99% of total loans on September 30, 2019.

Nonperforming assets decreased to $11.6 million on September 30, 2020, compared to $12.5 million for the prior quarter and $6.7 million on September 30, 2019.  Included in nonperforming assets for the quarter were $10.3 million of nonperforming loans and $1.4 million of other real estate owned.  Net loan charge-offs were $44,000 for the third quarter of 2020 compared to $105,000 and $14,000 for the prior quarter and the third quarter of 2019, respectively.  Net charge-offs for the nine months ended September 30, 2020 and 2019 were $88,000 and $36,000, respectively.  The Bank continues to monitor the performance of our entire loan portfolio for indications of stress, including identifying certain commercial loan industries that we believe are more susceptible to risk presented by the pandemic.

Noninterest income was $1.5 million in the third quarter of 2020, compared to $1.2 million for the prior quarter and $1.6 million for the third quarter of 2019.  Noninterest income for the nine months ended September 30, 2020 and 2019 was $4.0 million and $4.5 million, respectively.

Noninterest expense for the third quarter of 2020 was $5.7 million compared with $4.9 million for the prior quarter and $5.4 million for the third quarter of 2019.  Noninterest expense for the nine months ended September 30, 2020 and 2019 was $16.2 million and $16.6 million, respectively.

Shareholders’ equity was $72.2 million on September 30, 2020 compared with $71.1 million for the prior quarter and $66.0 million on September 30, 2019.  Book value per common share was $19.03 on September 30, 2020 compared to $18.73 for the prior quarter and $17.43 on September 30, 2019.

About Fauquier Bankshares, Inc.

Fauquier Bankshares, through its operating subsidiary, The Fauquier Bank, is an independent community bank offering a full range of financial services, including internet banking, mobile banking, commercial, retail, insurance, wealth management, and financial planning services through eleven banking offices throughout Fauquier and Prince William counties in Virginia. Additional information is available at www.tfb.bank or by calling Investor Relations at (800) 638-3798.

Use of Certain Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to GAAP in the United States and prevailing practices in the banking industry.  However, certain non-GAAP measures are used by management to supplement the evaluation of the Company’s performance.  This includes the Company’s calculation of the efficiency ratio (non-GAAP).  The Company’s management believes that the use of this non-GAAP financial information provides meaningful information about operating performance by enhancing comparability with other financial periods and with other financial institutions.  The non-GAAP measure used by management that is set forth in this release enhance comparability by calculating net interest income used in the efficiency ratio on a tax equivalent basis and excluding the effects of securities gains/losses from noninterest income.  This non-GAAP financial information should not be considered an alternative to GAAP-basis financial statements, and other bank holding companies may define or calculate similar measures differently.  A reconciliation of the non-GAAP financial measures used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures is presented below.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger (the “Merger”) of Fauquier Bankshares, Inc. (“Fauquier”) into Virginia National Bankshares Corporation (“Virginia National”), Virginia National intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a joint proxy statement/prospectus to be mailed to shareholders of both Virginia National and Fauquier. SECURITY HOLDERS OF VIRGINIA NATIONAL AND FAUQUIER ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING VIRGINIA NATIONAL, FAUQUIER AND THE PROPOSED MERGER TRANSACTION. Security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from Tara Y. Harrison, Virginia National’s Chief Financial Officer, at 404 People Place, Charlottesville, Virginia 22911, or by telephone at (434) 817-8587, or Christine E. Headly, Fauquier’s Chief Financial Officer, at 10 Courthouse Square, Warrenton, Virginia 20186, or by telephone at (540) 349-0218.

Virginia National, Fauquier and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Virginia National and Fauquier in connection with the proposed merger. Information about the directors and executive officers of Virginia National and Fauquier will be included in the joint proxy statement/prospectus when it becomes available. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of each document as described in the preceding paragraph.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Merger.  No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between Virginia National and Fauquier; (ii) Fauquier’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “may”, “assumes”, “approximately”, “will”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “targets”, “projects”, or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Fauquier and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Fauquier. In addition, these forward-looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, although Fauquier believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, actual results may differ materially from any projected future results performance or achievements expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Virginia National and Fauquier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Virginia National or Fauquier may fail to approve the Merger; (6) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Virginia National and Fauquier are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Virginia National’s and Fauquier’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; (11) the COVID-19 pandemic is adversely affecting Virginia National, Fauquier, and their respective customers, employees and third-party service providers; the adverse impacts of the pandemic on their respective business, financial position, operations and prospects have been material, and it is not possible to accurately predict the extent, severity or duration of the pandemic or when normal economic and operation conditions will return; and (12) other factors that may affect future results of Virginia National and Fauquier, including: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the bank regulatory agencies and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Fauquier’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

Readers are cautioned not to rely too heavily on the forward-looking statements contained in this release.  Forward-looking statements speak only as of the date they are made and Fauquier does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

FAUQUIER BANKSHARES, INC.

Selected Financial Data by Quarter

	At or For the Quarter Ended,
(Dollars in thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
EARNINGS STATEMENT DATA:
Interest income	$6,841	$7,008	$7,057	$7,350	$7,362
Interest expense	547	624	868	1,108	1,171
Net interest income	6,294	6,384	6,189	6,242	6,191
Provision for loan losses	345	911	350	91	-
Net interest income after provision for loan losses	5,949	5,473	5,839	6,151	6,191
Noninterest income	1,478	1,216	1,342	1,486	1,610
Noninterest expense	5,670	4,889	5,605	5,810	5,419
Income before income taxes	1,757	1,800	1,576	1,827	2,382
Income taxes	210	222	180	255	330
Net income	$1,547	$1,578	$1,396	$1,572	$2,052

PER SHARE DATA:
Net income per share, basic	$0.41	$0.42	$0.37	$0.41	$0.54
Net income per share, diluted	$0.41	$0.42	$0.37	$0.41	$0.54
Cash dividends	$0.125	$0.125	$0.125	$0.125	$0.12
Weighted average shares outstanding, basic	3,794,725	3,794,725	3,788,626	3,784,447	3,784,934
Weighted average shares outstanding, diluted	3,801,279	3,801,565	3,794,864	3,789,073	3,790,846
Book value	$19.03	$18.73	$18.25	$17.74	$17.43
BALANCE SHEET DATA:
Total assets	$840,286	$825,553	$727,494	$722,171	$726,339
Total loans	$638,103	$622,660	$567,693	$550,226	$545,227
Net loans	$631,402	$616,260	$562,099	$544,999	$539,832
Securities, including restricted investments	$86,425	$80,937	$83,490	$81,799	$75,128
Deposits	$739,834	$705,806	$629,560	$622,155	$614,000
Transaction accounts (demand & interest checking accounts)	$432,277	$431,813	$378,598	$366,023	$354,534
Shareholders' equity	$72,207	$71,088	$69,237	$67,123	$65,976
PERFORMANCE RATIOS:
Net interest margin (1)	3.22%	3.49%	3.76%	3.65%	3.73%
Return on average assets	0.74%	0.80%	0.78%	0.85%	1.14%
Return on average equity	8.58%	9.02%	8.20%	9.35%	12.46%
Efficiency ratio (GAAP)	72.95%	64.33%	74.43%	75.18%	69.47%
Efficiency ratio (non-GAAP) (2)	72.45%	63.90%	73.94%	74.69%	69.04%
Yield on earning assets	3.50%	3.83%	4.28%	4.29%	4.43%
Cost of funds	0.29%	0.35%	0.55%	0.67%	0.73%

(1)	Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Company's net yield on its earning assets.
(2)

Efficiency ratio (non-GAAP) is computed by dividing noninterest expense by the sum of fully taxable equivalent net interest income and noninterest income, net of securities gains or losses.  This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP financial information.  Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.

FAUQUIER BANKSHARES, INC.

Selected Financial Data by Quarter

	At or For the Quarter Ended,
(Dollars in thousands, except for ratios)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
ASSET QUALITY RATIOS:
Nonaccrual loans	$1,245	$1,547	$1,010	$989	$1,941
Restructured loans still accruing	8,389	8,613	2,425	2,471	2,518
Loans 90+ days past due and accruing	647	975	1,153	1,636	867
Total nonperforming loans	10,281	11,135	4,588	5,096	5,326
Other real estate owned, net	1,356	1,356	1,356	1,356	1,356
Total nonperforming assets	$11,637	$12,491	$5,944	$6,452	$6,682

Allowance for loan losses	$6,701	$6,400	$5,594	$5,227	$5,395
Allowance for loan losses to total loans	1.05%	1.03%	0.99%	0.95%	0.99%
Nonaccrual loans to total loans	0.20%	0.25%	0.18%	0.18%	0.36%
Allowance for loan losses to nonperforming loans	65.18%	57.48%	121.93%	102.57%	101.30%
Nonperforming loans to total loans	1.61%	1.79%	0.81%	0.93%	0.98%
Nonperforming assets to total assets	1.38%	1.51%	0.82%	0.89%	0.92%
Net loan charge-offs (recoveries)	$44	$105	$(17)	$259	$14
Net loan charge-offs (recoveries) to average loans	0.007%	0.017%	(0.003)%	0.05%	0.003%

FAUQUIER BANKSHARES, INC.

Selected Financial Data

(Dollars in thousands, except per share data)	For the Nine Months Ended
	September 30, 2020	September 30, 2019
EARNINGS STATEMENT DATA:
Interest income	$20,906	$21,821
Interest expense	2,039	3,413
Net interest income	18,867	18,408
Provision for loan losses	1,606	255
Net interest income after provision for loan losses	17,261	18,153
Noninterest income	4,036	4,487
Noninterest expense	16,163	16,643
Income before income taxes	5,134	5,997
Income taxes	613	749
Net income	$4,521	$5,248

PER SHARE DATA:
Net income per share, basic	$1.19	$1.39
Net income per share, diluted	$1.19	$1.38
Cash dividends	$0.38	$0.36
Weighted average shares outstanding, basic	3,792,700	3,782,943
Weighted average shares outstanding, diluted	3,799,244	3,791,263

PERFORMANCE RATIOS:
Net interest margin (1)	3.48%	3.78%
Return on average assets	0.77%	1.00%
Return on average equity	8.60%	11.10%
Efficiency ratio (GAAP)	70.57%	72.69%
Efficiency ratio (non-GAAP) (2)	70.10%	71.99%
Yield on earning assets	3.85%	4.48%
Cost of funds	0.39%	0.73%

Net loan charge-offs	$88	$36
Net loan charge-offs to average loans	0.015%	0.007%

(1)	Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Company's net yield on its earning assets.
(2)

Efficiency ratio (non-GAAP) is computed by dividing noninterest expense by the sum of fully taxable equivalent net interest income and noninterest income, net of securities gains or losses.  This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP financial information.  Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.

FAUQUIER BANKSHARES, INC.

Reconciliation of Certain Non-GAAP Financial Measures

(Dollars in thousands, except per share data)	For the		For the
	Quarter Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Fully taxable equivalent net interest income (1)
Net interest income, as reported	$6,294	$6,191	$18,867	$18,408
Fully taxable equivalent adjustment	54	48	153	143
Net interest income, adjusted	$6,348	$6,239	$19,020	$18,551

Noninterest income
Noninterest income, as reported	$1,478	$1,610	$4,036	$4,487
Securities gain/losses	-	-	-	79
Noninterest income, adjusted	$1,478	$1,610	$4,036	$4,566

Noninterest expense, as reported	$5,670	$5,419	$16,163	$16,643

Efficiency ratio
Efficiency ratio, (GAAP) (2)	72.95%	69.47%	70.57%	72.69%
Efficiency ratio, (non-GAAP) (3)	72.45%	69.04%	70.10%	71.99%

(1)	Assuming a tax rate of 21%.
(2)	Efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3)	Efficiency ratio, non-GAAP basis, is computed by dividing noninterest expense by the sum of fully taxable equivalent net interest income and noninterest income, net of securities gains or losses.